Exhibit 10.61

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Warrant to Purchase

Date: ____________	28,125

Shares of Common Stock,
as herein described

No. 315

OurPet’s
Company
___________________________

Common Stock Purchase Warrant
___________________________

Article 1.     General Provisions.

Section 1.01           This certifies that, for good and valuable consideration, OurPet’s Company, a corporation organized under the laws of Colorado (the “Company”), grants to  Steven and Evangelia Tsengas (the “Warrantholder”), the right to purchase from the Company 28,125 validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock, without par value, on or after the date that funds are issued to the Company pursuant to the Regional 166 Loan (the “166 Loan”) approved by the Controlling Board of the State of Ohio (the “Effective Date”) and on or before June 28, 2015 (the “Expiration Date”), at the exercise price of $0.807 (U.S. dollars) per share (the “Exercise Price”), all subject to the terms, conditions and adjustments herein set forth.

Exhibit 10.61

Article 2.     Duration, Vesting and Exercise of Warrants.

Section 2.01           Duration; Vesting of Warrants.  The vested portion of this Warrant may be exercised, in whole or in part, at any time on or after the Effective Date and prior to the close of business on the Expiration Date.  Subject to adjustment from time to time as provided in Section 4 below, this Warrant shall vest and become exercisable over a period of thirty-six (36) months beginning on the Effective Date, in which 1/36th of the Warrant Shares granted to the Warrantholder shall vest each calendar month thereafter. At the end of the thirty-sixth (36th) month all of the Warrant Shares granted herein shall be fully vested and exercisable.  In the event that, prior to the Warrant Shares becoming fully vested and exercisable, the Company’s lender terminates the guaranty provided by Warrantholder which secures the Company’s 166 Loan with such lender, then the vesting schedule set forth above shall terminate and no further Warrant Shares shall vest and become exercisable.  In the event that the 166 Loan terminates without funding, then this Warrant shall be cancelled without further action required by the Company.

Section 2.02            Exercise of Warrant.

(a)           This warrant may be exercised, in whole or in part, by surrendering it, together with a Notice of Exercise, duly executed, accompanied by a certified or official bank check (or such other form of payment as the Company may accept) in payment of the Exercise Price.  Warrants may be surrendered at the Company’s corporate offices indicated in Section 7.10 hereof, or as such corporate office may be relocated from time to time.

(b)           Notwithstanding the foregoing, the Warrantholder may, without the payment of cash or other consideration (other than the surrender of the right to purchase certain Warrant Shares implicit in the following formula), exercise this Warrant for “Net Warrant Shares”. The Warrantholder shall provide written notice to the Company specifying the gross number of Warrant Shares as to which this Warrant is then exercised. The number of Net Warrant Shares deliverable upon such exercise will be determined by the following formula: Net Warrant Shares = [WS x (CP - EP)]/CP, where “WS” is the gross number of Warrant Shares as to which this Warrant is to be exercised; “CP” is the average price of the Common Stock  (as currently traded on the NASDAQ over-the-counter bulletin board or “OTCBB”) on the ten (10) trading days preceding the date of the request to exercise this Warrant; and “EP” shall mean the then applicable Exercise Price.

(c)           This Warrant shall be exercisable during the period provided in Section 2.01 at any time or in whole or from time to time in part.  As soon as practicable after the Warrant has been so exercised, the Company shall issue and deliver or cause to be delivered to, or upon the order of, the holder of the Warrant, in such name or names as may be directed by such holder, a certificate or certificates for the number of full Warrant Shares to which such holder is entitled and, if this Warrant shall not have been exercised in full, a new Warrant for the number of shares of Common Stock as to which this Warrant shall not have been exercised, subject to the surrender of the right to purchase certain Warrant Shares implicit in the exercise of this Warrant under Section 2.02(b).  This warrant, when so surrendered, shall be cancelled by or on behalf of the Company.

Exhibit 10.61

Section 2.03            Common Stock Issued Upon Exercise of Warrant.

(a)           All Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable.  The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares.  The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of that holder of this Warrant upon exercise.  In such case, the Company shall not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company’s satisfaction that the tax has been paid or that no tax is due.

(b)           Irrespective of the date of issue of certificates for any Warrant Shares acquired upon exercise of this Warrant, each person in whose name any certificate is issued shall be deemed to have become the holder of record of the Warrant Shares represented thereby on the date on which this Warrant was exercised and payment of the Exercise Price was tendered as provided in Section 2.02 with respect to such Warrant Shares.

Article 3.      Restrictions on Transfer; Restrictive Legends.

Section 3.01            Restrictions on Transfer. This Warrant may not be offered, sold, transferred, pledged or otherwise disposed of in whole or in part, to any person; provided that the Warrantholder may offer, sell or transfer this Warrant to any Affiliate (defined herein) of the Warrantholder, subject to compliance with any applicable securities laws. “Affiliate” means any person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934.

Section 3.02            Restrictive Legends. Except as otherwise permitted by this Article 3, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Section 3.03           Removal of Legend. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (a) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (b) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company’s counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or (c) such Warrant or Warrant Shares are sold in compliance with Rule 144 or Rule 144(k) (or any successor provision then in effect) under the Securities Act, the Company receives customary representations to such effect and the Company receives an opinion of counsel to the Company in customary form that such legend may be removed.

Exhibit 10.61

Article 4.    Anti-Dilution Provisions.

Section 4.01            Stock Dividends, Splits, Combinations.  If at any time after the date of the issuance of this Warrant, the Company (a) declares a dividend or other distribution payable in Common Stock or subdivides its outstanding Common Stock into a larger number or (b) combines its outstanding Common Stock into a smaller number, then (i) the number of Warrant Shares to be delivered upon exercise of this Warrant will, upon the occurrence of an event set forth in clause (a) above, be increased and, upon the occurrence of an event set forth in clause (b) above, be decreased so that such Warrantholder will be entitled to receive the number of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto and (ii) the Exercise Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall be adjusted proportionately by multiplying such Exercise Price by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

Section 4.02            Distribution of Stock, Other Securities, Evidence of Indebtedness.  In case the Company shall distribute to the holders of Common Stock, shares of its capital stock (other than Common Stock for which adjustment is made under Section 4.01), stock or other securities of the Company or any other Person, evidences of indebtedness issued by the Company or any other Person, assets (excluding cash dividends) or options, warrants or rights to subscribe for or purchase the foregoing, then, and in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, (a) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be such the average price of one share of Common Stock on the OTCBB on the ten (10) trading days preceding such record date (“Current Market Price”) less the then fair market value (as determined by the Board of Directors or a duly appointed committee thereof) of the portion of the stock, other securities, evidences of indebtedness so distributed or of such options, warrants or rights applicable to one share of Common Stock (but such numerator shall not be less than 0.10) and (ii) the denominator of which shall be the Current Market Price of one share of Common Stock on such record date  and (b) the number of Warrant Shares shall be adjusted to equal (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such adjustment multiplied by the Exercise Price then in effect, divided by (ii) the Exercise Price as adjusted pursuant to clause (a) above. Such adjustment shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such distribution.

Exhibit 10.61

Section 4.03           Reorganization, Merger, Sale of Assets.  In case of any capital reorganization or reclassification or other change of outstanding Common Stock (other than a change in par value), any consolidation or merger of the Company with or into another entity (other than a consolidation or merger of the Company in which the Company is the resulting or surviving entity and which does not result in any reclassification or change of outstanding Common Stock) or the sale of all or substantially all of the assets of the Company to an unrelated third party, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of shares of stock or other securities or property to which a holder of the number of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale had this Warrant been exercised immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors or a duly appointed committee thereof) shall be made in the application of the provisions of this Article 4 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Article 4 (including provisions with respect to changes in and other adjustments of the Exercise Price and number of Warrant Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant.

Section 4.04           Carryover.  Notwithstanding any other provision of this Article 4, no adjustment shall be made to the number of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered; provided however, that, upon exercise of this warrant pursuant to Article 2, any adjustment called for by Sections 4.01, 4.02 or 4.03 which has not been made as a result of this Section 4.04 shall be made.

Section 4.05           No Adjustment for Dividends.  Except as provided in Sections 4.01, 4.02 and 4.03, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

Section 4.06           Notice of Adjustment.  Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares shall be adjusted, as provided in Section 4.01, the Company shall forthwith file, at the principal office of the Company (or at such other place as may be designated by the Company), a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment, the computation by which such adjustment was made and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class mail postage prepaid, to the Warrantholder, at such Warrantholder’s address as shown in the records of the Company.

Exhibit 10.61

Section 4.07            Form of Warrant.  This Warrant need not be changed because of any adjustment to the Exercise Price or any change in the amount or nature of securities issuable or deliverable pursuant to this Article 4.  The Company may, however, in its discretion, at any time change the form of Warrants to reflect any such change in the amount or nature of securities issuable or deliverable upon exercise, provided such change in form does not otherwise affect the substance thereof.

Article 5.     Other Provisions for Protection of Warrantholders.

Section 5.01            Reservation of Shares.  The Company shall at all times reserve and keep available such number of shares of its authorized but unissued Common Stock as shall from time to time be sufficient to permit the exercise of all outstanding Warrants.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose.

Section 5.02            Lost and Misplaced Warrant Certificates.  If any Warrant becomes lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnify or otherwise as it may in its discretion impose, issue a new Warrant of like denomination, tenor and dates as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall at any time be enforceable by anyone.

Section 5.03           Enforcement of Warrant Rights.  All rights of action are vested in the respective holders of the Warrants.  Any holder of any Warrant may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor.

Article 6.      Transfer and Ownership of Warrants.

Section 6.01            Negotiability and Ownership.  The Warrants have been, and, if the Warrants are exercised, the Warrant Shares will be, acquired for the account of the holder for investment and not with a view to resale or further distribution thereof.  This Warrant shall be transferable by the holder hereof only in compliance with applicable securities laws.  Any attempted transfer in contravention of this Section shall be null and void.  Any such transferee may be required to execute an investment letter containing representations and warranties as to his or her investment intent, financial sophistication and ability to bear the risk of any investment in the Warrants or the Warrant Shares and to satisfy the Company of the bona fide nature of such representations.

Section 6.02            Exchange of Warrants.  At any time after the issuance and prior to expiration, this Warrant may be surrendered at the corporate offices of the Company for exchange and, upon cancellation hereof, one or more new Warrants shall be issued as requested by the holder for the same aggregate number of shares.

Exhibit 10.61

Article 7.     Miscellaneous Provisions.

Section 7.01           Closing of Books.  The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

Section 7.02            Modification and Waiver.  Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

Section 7.03            Ownership of Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

Section 7.04            Entire Agreement.  This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

Section 7.05           Binding Effect; Benefit.  This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities or by reason of this Warrant.

Section 7.06            Severability.  Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

Section 7.07           No Rights or Liabilities as Stockholder.  Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

Section 7.08           No Impairment.  The Company will not, by amendment of its articles or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Section 7.09            Descriptive Headings.  The description headings of the several articles, sections and paragraphs of this Warrant are inserted for convenience only and shall not be deemed a part of this Warrant or to affect the meaning or interpretation of this Warrant.

Exhibit 10.61

Section 7.10            Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Ohio, without regard to conflict of laws principles.

Section 7.11            Notices.  Any notice given pursuant to this Agreement to be given to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until Holder of record is advised in writing of any other address) as follows:

OurPet’s Company
1300 East Street
Fairport Harbor, Ohio 44077

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date set forth on the cover.

OURPET’S COMPANY

By:
Its:

Exhibit 10.61

ASSIGNMENT

To be executed by the registered Warrantholder to effect a transfer of the within Warrant, subject to the restrictions imposed by Section 3.01 of the Warrant.

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

(name)

(address)

the right to purchase the Common Stock evidenced by the within Warrant, and does irrevocably constitute and appoint ________________________ to transfer the said right on the books of the Company, with full power of substitution.

Dated:

SIGNATURE

NOTICE:  The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or change whatsoever, and must be guaranteed by a bank or trust company, or be a firm having membership on a registered national securities exchange.

Exhibit 10.61

EXERCISE OF WARRANT

The undersigned, _____________________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase ______________ shares of Common Stock of OurPet’s Company, covered by the within Warrant, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

Please issue a certificate or certificates for such Common Stock in the following name or names and denominations:

If said number of shares are not all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any faction of a share paid in cash.

(Signature)

(Address)
Dated:

NOTICE:  The signature to this Exercise of Warrant must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or change whatsoever.

[This form shall be modified by the Warrantholder and the Company as appropriate in the event Warrantholder exercises the Warrant, in whole or in part, in accordance with Section 2.02(b) of the Warrant.]